                                                                  EXHIBIT (b)(3)

                            FIFTH AMENDMENT AGREEMENT

         This Fifth Amendment Agreement is made as of the 23rd day of June, 1997, by and among PARK-OHIO INDUSTRIES, INC., an Ohio corporation ("Borrower"), KEYBANK NATIONAL ASSOCIATION (successor by merger to Society National Bank), as Agent ("Agent") and the banking institutions listed on Annex 1 attached hereto and made a part hereof ("Banks"):

         WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement dated as of April 11, 1995, as amended and as it may from time to time be further amended, restated or otherwise modified, which provides, among other things, for a revolving credit and a term loan aggregating One Hundred Twenty-Five Million Dollars, all upon certain terms and conditions ("Credit Agreement");

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to increase the amount of the credit facility to One Hundred Seventy Five Million Dollars ($175,000,000) and to modify certain other provisions thereof;

         WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

         1. Article I of the Credit Agreement is hereby amended to delete the definitions of "Commitment Period" and "Total Funded Indebtedness" in their entirety and to insert in place thereof the following:

                  "Commitment Period" shall mean the period from the Closing Date to April 11, 2001.

                  "Total Funded Indebtedness" shall mean all Indebtedness of Borrower and its Consolidated Subsidiaries, on a consolidated basis, that is funded, including, but not limited to, current, long-term and Subordinated Indebtedness, if any.

         2. Article I of the Credit Agreement is hereby amended to delete the definition of "Funded Indebtedness" in its entirety.

         3. Article I of the Credit Agreement is hereby amended to add the following new definition thereto:

                  "Indebtedness" shall mean, for any Company (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets excluding trade payables, (c) all obligations under conditional sales or other title retention agreements, and (d) all lease obligations which have been or should be capitalized on the books of such Company in accordance with generally accepted accounting principles not inconsistent with such Company's present accounting procedures.

         4. In the event that Borrower acquires a majority of the outstanding shares of stock of Arden Industrial Products, Inc., a Minnesota corporation ("Arden"), on or before July 31, 1997, then, as of the date hereof, Section 5.7 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

                  SECTION 5.7. WORKING CAPITAL. Borrower will not suffer or permit the Consolidated Net Current Assets of Borrower and its Consolidated Subsidiaries at any time to fall below the current minimum amount required, which current minimum amount required shall be (a) One Hundred Million Dollars ($100,000,000) on June 30, 1997 through December 31, 1997, and (b) One Hundred Twenty Million Dollars ($120,000,000) on January 1, 1998 and thereafter, based upon Borrower's financial statements for the most recent calendar quarter. Borrower and its Consolidated Subsidiaries will maintain, on a consolidated basis, at all times a ratio of Current Assets to Current Liabilities of no less than 2.00 to 1.00, based upon Borrower's financial statements for the most recent calendar quarter.

         5. Section 5.8 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

                  SECTION 5.8. CASH-FLOW COVERAGE. Borrower and its Consolidated Subsidiaries will maintain at all times a ratio of Consolidated Cash-In-Flow to Consolidated Cash-Out-Flow of no less than the current minimum ratio required, which current minimum ratio required shall be
         (a) .70 to 1.00 on June 30, 1997 through September 29, 1997, (b) .90 to
         1.00 on September 30, 1997 through December 31, 1997, (c) 1.50 to 1.00 on January 1, 1998 through December 31, 1998, (d) 1.75 to 1.00 on January 1, 1999 through December 31, 1999, and (e) 2.00 to 1.00 on January 1, 2000 and thereafter, based upon Borrower's financial statements for the most recent calendar quarter and the fiscal year to date period ended at the end of such quarter.

         6. In the event that Borrower acquires a majority of the outstanding shares of stock of Arden on or before July 31, 1997, then, as of the date hereof, Section 5.9 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

                  SECTION 5.9. NET WORTH. Borrower will not suffer or permit the Consolidated Net Worth of Borrower and its Consolidated Subsidiaries at any time to fall below the current minimum amount required, which current minimum amount required shall be (a) Seventy Two Million Dollars ($72,000,000) on December 31, 1996 through December 30, 1997,
         (b) Eighty Five Million Dollars ($85,000,000) on December 31, 1997 through December 30, 1998, (c) One Hundred Million Dollars ($100,000,000) on December 31, 1998 through December 30, 1999, (d) One
         Hundred Seventeen Million Dollars ($117,000,000) on December 31, 1999 through December 30, 2000, and (e) One

         Hundred Thirty Six Million Dollars ($136,000,000) on December 31, 2000 and thereafter, based upon Borrower's financial statements for the most recent calendar quarter.

         7. In the event that Borrower acquires a majority of the outstanding shares of stock of Arden on or before July 31, 1997, then, as of the date hereof, Section 5.10 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

                  SECTION 5.10. LEVERAGE. Borrower and its Consolidated Subsidiaries will not suffer or permit at any time the ratio of (a) Total Liabilities minus Subordinated Indebtedness to (b) Consolidated Net Worth (hereinafter referred to as "Leverage Ratio"), to exceed (i)
         3.00 to 1.00 on December 31, 1996 through December 30, 1997, (iv) 2.50 to 1.00 on December 31, 1997 through December 30, 1998, and (v) 2.00 to
         1.00 on December 31, 1998 and thereafter, based upon Borrower's financial statements for the most recent calendar quarter.

         8. Section 5.11 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

                  SECTION 5.11. BORROWING. Borrower will not create, incur or have outstanding or permit any Subsidiary to create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section shall not apply to (a) the Loans;
         (b) any loans granted to Borrower evidenced by promissory notes issued pursuant to any other agreement hereafter in effect so long as the aggregate principal amount of all such loans does not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any one time outstanding;
         (c) the Indebtedness set forth in Annex 2 attached hereto and made a part hereof; or (d) loans to Subsidiaries from Borrower.

         9. Subpart (viii) of Section 5.14 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

         (viii) any investment of a Subsidiary of up to Two Million Five Hundred Thousand Dollars ($2,500,000) in the common stock of a corporation that such Subsidiary is considering acquiring, so long as (A) such Subsidiary is a Guarantor of Payment, (B) the investment of all Companies for such purposes does not exceed the aggregate amount of Five Million Dollars ($5,000,000) and (C) the stock acquired by all Companies in any one corporation shall not exceed the amount of Two Million Five Hundred Thousand Dollars ($2,500,000), unless acquired pursuant to the terms of Section 5.16 hereof;

         10. Subpart (f) of Section 5.16 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

                  (f) Borrower shall have provided the Agent, at least fourteen
         (14) Cleveland Banking Days prior to the acquisition, with (i) notice of the proposed acquisition, which notice shall include (A) the name of the entity to be acquired, (B) the proposed date of the acquisition,
         (B) the aggregate amount of the consideration to be paid, (ii) certifications of

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         compliance with all financial covenants and of no default under the credit agreement, both prior to and subsequent to the acquisition (after taking the acquisition into effect), (iii) copies of the Purchase Agreement, (iv) pro forma financial projections for three (3) years, and (v) such other financial information as the Banks may request; provided, however, that if the aggregate consideration to be paid in connection with such acquisition does note exceed the aggregate amount of Two Million Dollars ($2,000,000), Borrower shall only provide the items listed in (iii) and (iv) upon request of the Agent;

         11. Section 5.21 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

                  SECTION 5.21. CAPITAL EXPENDITURES. Borrower and its Consolidated Subsidiaries will not invest in Capital Expenditures more than an aggregate amount equal to Sixteen Million Dollars ($16,000,000) during each fiscal year of Borrower.

         12. In the event that Borrower acquires a majority of the outstanding shares of stock of Arden on or before July 31, 1997, then, as of the date hereof, Section 5.25 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:

                  SECTION 5.25. TOTAL DEBT TO CAPITALIZATION. Borrower and its Consolidated Subsidiaries will not suffer or permit at any time, on a consolidated basis, the ratio of (a) Total Funded Indebtedness to (b) Total Funded Indebtedness plus Equity, to exceed (i) .60 to 1.00 on June 30, 1997 through December 31, 1997, (ii) .55 to 1.00 on January 1, 1998 through December 31, 1998, and (iii) .50 to 1.00 on January 1, 1999 and thereafter, based upon Borrower's financial statements for the most recent calendar quarter.

         13. The Credit Agreement is hereby amended by deleting Annex 1 and Annex 2 thereof in its entirety and by inserting in place thereof a new Annex 1 and Annex 2, respectively, in the form of Annex 1 and Annex 2, respectively, attached hereto.

         14. The Credit Agreement is hereby amended by deleting Exhibit A in its entirety and by substituting in place thereof a new Exhibit A in the form of Exhibit A attached hereto.

         15. Concurrently with the execution of this Fifth Amendment Agreement, Borrower shall:

         (a) execute and deliver to each Bank a new Revolving Credit Note dated as of April 11, 1995, and such new Revolving Credit Note shall be in the form and substance of Exhibit A attached hereto. After a Bank receives a new Revolving Credit Note, such Bank will mark its Revolving Credit Note being replaced thereby "Replaced" and return the same to Borrower;

         (b) pay to Agent, for the benefit of the Banks, an amendment fee in the amount of twenty five (25) basis points times the amount of the increase in the Revolving Credit Commitment; and

         (c) pay all legal fees and expenses of Agent in connection with this Fifth Amendment Agreement.

         16. Borrower hereby represents and warrants to Agent and the Banks that
(a) Borrower has the legal power and authority to execute and deliver this Fifth Amendment Agreement; (b) officials executing this Fifth Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Possible Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of the Fifth Amendment Agreement or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing, and Borrower and each Subsidiary hereby waives and releases Agent and each of the Banks from any and all such claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto, and (f) this Fifth Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         17. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         18. This Fifth Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         19. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio.


Address:          23000 Euclid Avenue             PARK-OHIO INDUSTRIES, INC.

            Euclid, Ohio  44117


                                                        By: /s/ James S. Walker
                                                           --------------------------------------
                                                                 James S. Walker, Vice President

                                                        and /s/ Ronald J. Cozean
                                                           --------------------------------------
                                                                 Ronald J. Cozean, Secretary

Address:    Key Center                                  KEYBANK NATIONAL ASSOCIATION,
            127 Public Square                           as a Bank and as Agent
            Cleveland, OH 44114-1206
            Attn: Commercial Loans-                     By: /s/ Kenneth M. Merhar
            Cleveland District                             --------------------------------------
                                                             Kenneth M. Merhar, Vice President

Address:    Huntington Building                         THE HUNTINGTON NATIONAL BANK
            917 Euclid Avenue
            Cleveland, OH  44115                        By: /s/ James J. Jaworski
            Attn:  Corporate Banking Div.                   -------------------------------------
                                                            James J. Jaworski, Assistant
                                                            Vice President

Address:    611 Woodward Avenue                         NBD BANK
            Detroit, MI  48226
            Attn:  Midwest Banking                      By: /s/ William J. McCaffrey
                                                            --------------------------------------
                                                            William J. McCaffrey, Vice President

Address:    200 Public Square                           MELLON BANK, N.A.
            29th Floor
            Cleveland, OH  44114-2301                   By: /s/ Henry W. Centa
            Attn:  Corporate Banking Div.                  ----------------------------------------
                                                            Henry W. Centa, Vice President


Address:    1900 East Ninth Street                      NATIONAL CITY BANK
            Cleveland, OH 44114-0756
            Attn: Metro/Ohio Division                   By: /s/ Anthony J. DiMare
            Loc.# 2104                                     ----------------------------------------
                                                            Anthony J. DiMare, Senior
                                                            Vice President


The undersigned consent to the terms hereof.

                                       CASTLE RUBBER COMPANY
                                       KAY HOME PRODUCTS, INC.
                                       GENERAL ALUMINUM MFG. COMPANY
                                       BLUE FALCON INVESTMENTS, INC.
                                       RB&W CORPORATION
                                       BLUE FALCON FORGE, INC.
                                       TOCCO, INC.
                                       THE AJAX MANUFACTURING COMPANY
                                       CICERO FLEXIBLE PRODUCTS, INC.
                                       SUMMERSPACE, INC.

                                       By: /s/ James S. Walker
                                          ----------------------------------
                                          James S. Walker, Treasurer of each
                                               of the Companies listed above

                                       and /s/ Ronald J. Cozean
                                          ----------------------------------
                                          Ronald J. Cozean, Secretary of each
                                               of the Companies listed above

                                     ANNEX 1

                                                              REVOLVING CREDIT           TERM LOAN
                                                                 COMMITMENT              COMMITMENT             MAXIMUM
BANKING INSTITUTIONS                       PERCENTAGE              AMOUNT                  AMOUNT               AMOUNT

KeyBank National Association,
f.k.a. Society National Bank                         35%        $ 49,000,000             $12,250,000         $ 61,250,000

NBD Bank                                             25%        $ 35,000,000             $ 8,750,000         $ 43,750,000

The Huntington National Bank                         25%        $ 35,000,000             $ 8,750,000         $ 43,750,000

National City Bank                                   10%        $ 14,000,000             $ 3,500,000         $ 17,500,000

Mellon Bank, N.A.                                     5%        $  7,000,000             $ 1,750,000         $  8,750,000

         TOTAL                                      100%        $140,000,000             $35,000,000
         TOTAL COMMITMENT

         AMOUNT                                                                                              $175,000,000

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

    $_______________                                            Cleveland, Ohio
                                                           As of April 11, 1995

         FOR VALUE RECEIVED, the undersigned PARK-OHIO INDUSTRIES, INC. (the "Borrower") promises to pay on April 11, 2001, to the order of _________ (the "Bank") at the Main Office of KeyBank National Association (successor by merger to Society National Bank), as Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

                                                                 DOLLARS
----------------------------------------------------------------

or the aggregate unpaid principal amount of all Revolving Loans made by Bank to Borrower pursuant to Section 2.1 of the Credit Agreement, as hereinafter defined, whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the Credit Agreement dated as of April 11, 1995, among Borrower, the banks named therein and KeyBank National Association, as Agent, as such agreement may be from time to time amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1A of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Prime Rate Loans and LIBOR Loans, and payments of principal of any thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be two per cent (2%) in excess of the Adjusted Prime Rate from time to time in effect. All payments of principal of and interest on this Note shall be made in immediately available funds. In an Event of Default in the payment of interest or balance of principal, when the same becomes due, Bank may collect and Borrower agrees to pay a late charge of an amount equal to the greater of (a) ten per cent (10%) of the amount of such late payment, or (b) Twenty Five Dollars ($25).

         This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that the Agent or the Banks' attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the Agent or the Banks.

                                           PARK-OHIO INDUSTRIES, INC.

                                           By:
                                              ---------------------------------
                                               James S. Walker, Vice President

                                           and
                                               --------------------------------
                                               Ronald J. Cozean, Secretary

================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."
================================================================================





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